Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared from the historical financial statements of Great Lakes Dredge & Dock Corporation (the “Company”) and Magnus Pacific Corporation (“Magnus”), to give effect to the Company’s acquisition of all of the shares (the “Acquisition”) of Magnus. See Note 1 for further information. The unaudited pro forma condensed combined financial statements do not purport to represent, and are not necessarily indicative of, what the Company’s financial position or results of operations would have been had the Acquisition occurred on the dates indicated.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the Acquisition had occurred on September 30, 2014, and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable. The historical consolidated balance sheets of the Company and Magnus as of September 30, 2014 that were used in preparing the unaudited pro forma condensed combined balance sheet have not been audited.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and nine months ended September 30, 2014 are presented as if the Acquisition had occurred on January 1, 2013 and include all adjustments that (i) give effect to events that are directly attributable to the Acquisition, (ii) are expected to have a continuing impact, and (iii) are factually supportable. The historical consolidated statements of operations of the Company and Magnus for the year ended December 31, 2013 that were used in preparing the unaudited pro forma condensed combined statement of operations for the same period have been audited. The historical consolidated statements of operations of the Company and Magnus for the nine months ended September 30, 2014 that were used in preparing the unaudited pro forma condensed combined statement of operations for the same period have not been audited.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements, related notes, and “Management’s Discussion and Analysis”, and the Magnus historical consolidated financial statements and related notes. The consolidated balance sheet of the Company as of December 31, 2013 and 2012, and the related consolidated statement of operations, cash flows and stockholders’ equity for the years then ended, along with the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are set forth in the Company’s Annual Report on Form 10-K filed March 11, 2014. The unaudited interim consolidated financial statements of the Company for the nine months ended September 30, 2014 are set forth in the Company’s Quarterly Report on Form 10-Q filed November 6, 2014. The consolidated balance sheet of Magnus as of December 31, 2013, and the related consolidated statement of operations and cash flows for the year then ended, along with the related notes, are included as Exhibit 99.1 in this Form 8-K/A. The unaudited interim consolidated financial statements of Magnus for the nine months ended September 30, 2014 are included as Exhibit 99.2 in this Form 8-K/A.

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2014

	Great Lakes Dredge & Dock Corporation (Historical)	Magnus Pacific Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,088	$569	$(1,408	) (A)	$20,249
Accounts receivable—net	98,118	39,742	2,816	(B)	140,676
Contract revenues in excess of billings	85,628	4,574	(753	) (B)	89,449
Inventories	33,194	94	—		33,288
Prepaid expenses and other current assets	58,440	228	839	(C)	59,508

Total current assets	296,468	45,208	1,494		343,169
PROPERTY AND EQUIPMENT—Net	382,331	15,240	(3,740	) (D)	393,832
GOODWILL AND OTHER INTANGIBLE ASSETS—Net	80,885	—	13,000	(E)	93,885
INVENTORIES—Noncurrent	37,324	—	—		37,324
INVESTMENTS IN JOINT VENTURES	8,445	2,816	(2,816	) (B)	8,445
OTHER	11,745	19	—		11,764

TOTAL	$817,198	$63,282	$7,938		$888,419

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	139,341	11,629	—		150,970
Accrued expenses	49,755	7,870	6,445	(F)	64,070
Billings in excess of contract revenues	4,978	5,875	521	(B)	11,374
Current portion of long term debt	373	2,952	(2,681	) (G)	644

Total current liabilities	194,447	28,327	4,285		227,058
7 3⁄8% SENIOR NOTES	250,000	—	25,000	(G)	275,000
REVOLVING CREDIT FACILITY	35,000	13,033	(13,033	) (G)	35,000
LONG TERM NOTE PAYABLE	485	7,270	(1,647	) (G)	6,108
DEFERRED INCOME TAXES	90,040	—	—		90,040
OTHER	11,672	—	7,987	(G)	19,659

Total liabilities	581,644	48,629	22,592		652,865
COMMITMENTS AND CONTINGENCIES

EQUITY:
Common stock—$.0001 par value; 90,000 authorized, 60,136 shares issued and outstanding at September 30, 2014	6	6	(6	) (H)	6
Additional paid-in capital	277,097	2,889	(2,889	) (H)	277,097
Accumulated earnings (deficit)	(40,488)	8,401	(8,401	) (H)	(40,488)
Accumulated other comprehensive loss	(1,061)	—	—		(1,061)

Total stockholders’ equity	235,554	11,296	(11,296)		235,554

NONCONTROLLING INTERESTS	—	3,357	(3,357	) (H)	—

Total equity	235,554	14,653	(14,653)		235,554
TOTAL	$817,198	$63,282	$7,938		$888,419

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF

OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2014

	Great Lakes Dredge & Dock Corporation (Historical)	Magnus Pacific Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
Contract revenues	$561,289	$76,040	$(750	) (I)	$636,579
Costs of contract revenues	489,720	63,426	200	(J)	553,346

Gross profit	71,569	12,614	(949)		83,234
General and administrative expenses	49,850	7,049	516	(K)	57,415
Loss on sale of assets—net	558	1	—		559

Operating income	21,161	5,564	(1,465)		25,260
Interest expense—net	(14,730)	(305)	(1,298	) (L)	(16,333)
Equity in loss of joint ventures	(9,063)	—	—		(9,063)
Gain on bargain purchase acquisition	2,197	—	—		2,197
Other income	410	—	—		410

Loss from continuing operations before income taxes	(25)	5,259	(2,763)		2,471
Income tax (provision) benefit	425	(62)	(1,001	) (M)	(638)

Income from continuing operations	400	5,197	(3,764)		1,833
Loss from discontinued operations, net of income taxes	(9,118)	—	—		(9,118)

Net income (loss)	$(8,718)	$5,197	$(3,764)		$(7,285)

Basic earnings per share attributable to continuing operations	0.01				0.03
Basic loss per share attributable to discontinued operations, net of tax	(0.15)				(0.15)

Basic earnings per share attributable to Great Lakes Dredge & Dock Corporation	$(0.14)				$(0.12)
Basic weighted average shares	59,870				59,870

Diluted earnings per share attributable to continuing operations	0.01				0.03

Diluted loss per share attributable to discontinued operations, net of tax	(0.15)				(0.15)

Diluted loss per share attributable to Great Lakes Dredge & Dock Corporation	$(0.14)				$(0.12)
Diluted weighted average shares	60,491				60,491

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF

OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	Great Lakes Dredge & Dock Corporation (Historical)	Magnus Pacific Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
Contract revenues	$731,418	$87,592	$351	(I)	$819,361
Costs of contract revenues	631,123	71,507	266	(J)	702,896

Gross profit	100,295	16,085	85		116,465
General and administrative expenses	68,039	6,897	5,388	(K)	80,324
Proceeds from loss of use claim	(13,372)	—	—		(13,372)
Gain on sale of assets—net	(5,773)	(32)	—		(5,805)

Total operating income	51,401	9,220	(5,303)		55,318

Interest expense—net	(21,941)	(329)	(1,854	) (L)	(24,124)
Equity in earnings of joint ventures	1,208	—	—		1,208
Loss on foreign currency transactions—net	(351)	—	—		(351)

Total other expense	(21,084)	(329)	(1,854)		(23,267)

Income from continuing operations before income taxes	30,317	8,891	(7,157)		32,051
Income tax provision	(10,460)	(67)	(598	) (M)	(11,125)

Income from continuing operations	19,857	8,824	(7,755)		20,926
Loss from discontinued operations, net of income taxes	(54,850)	—	—		(54,850)

Net income (loss)	(34,993)	8,824	(7,755)		(33,924)
Net loss attributable to noncontrolling interest	632	—	—		632

Net income (loss) attributable to common stockholders of Great Lakes Dredge & Dock Corporation	$(34,361)	$8,824	$(7,755)		$(33,292)

Basic earnings per share attributable to continuing operations	0.33				0.35
Basic loss per share attributable to discontinued operations, net of tax	(0.91)				(0.91)

Basic loss per share attributable to Great Lakes Dredge & Dock Corporation	$(0.58)				$(0.56)
Basic weighted average shares	59,495				59,495

Diluted earnings per share attributable to continuing operations	0.33				0.35

Diluted loss per share attributable to discontinued operations, net of tax	(0.90)				(0.90)

Diluted loss per share attributable to Great Lakes Dredge & Dock Corporation	$(0.57)				$(0.55)
Diluted weighted average shares	60,101				60,101

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On November 4, 2014, Great Lakes Dredge & Dock Corporation (the “Company”), through a wholly-owned subsidiary entered into and consummated a Share Purchase Agreement (the “Acquisition Agreement”) with Magnus Pacific Corporation, a California corporation (“Magnus”), and former Magnus shareholders (each a “Shareholder”) pursuant to which the Company purchased all of the shares of Magnus for an aggregate purchase price of approximately $50.0 million, subject to a customary working capital adjustment. Magnus is engaged in the business of environmental remediation, geotechnical construction, demolition, and sediments and wetlands construction.

Under the terms of the Acquisition Agreement, the aggregate purchase price of approximately $50.0 million is satisfied by payment of $25.0 million paid at closing, the issuance of a promissory note of approximately $14 million (the “Promissory Note”), and an earnout payment (the “Earnout Payment”). The original principal amount of the Promissory Note will be finally determined within 60 days after the 2014 fiscal year end. Payments on the Promissory Note will be made in two equal installments on January 1, 2017 and January 1, 2018. The Promissory Note shall bear interest at 5% per annum, which shall begin to accrue on January 1, 2015, and shall continue to accrue until payment of the second installment. In the event Magnus does not achieve minimum earnings before interest, taxes, depreciation and amortization, as adjusted (“Adjusted EBITDA”) in the 2015 fiscal year, the principal amount of the Promissory Note will be reduced. The Promissory Note also is subject to reduction based on certain indemnification obligations of the Shareholders under the Acquisition Agreement. The maximum potential aggregate Earnout Payment is $11.4 million and will be determined based on the attainment of combined Adjusted EBITDA targets of Magnus and Terra Contracting Services, LLC, a currently-held wholly-owned subsidiary of the Company (the “Combined EBITDA”) for the year ending December 31, 2019. The Earnout Payment may be paid in cash or shares of the Company’s common stock, at the Company’s option.

The Company and the Shareholders made customary representations, warranties and covenants in the Acquisition Agreement and each party has certain indemnification obligations under the Acquisition Agreement. In addition, Magnus entered into two lease agreements with the Shareholders dated as of the same date as the Acquisition Agreement for office and warehouse space. The leases have five-year terms and are renewable.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 gives effect to the acquisition as if it occurred on that date. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 give effect to the acquisition as if it occurred on January 1, 2013.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to present what the actual results of operations or financial position would have been had the transactions actually occurred on the dates indicated, nor do they purport to represent results of operations for any future period. These statements do not reflect any cost savings or other benefits that may be obtained through synergies among the operations of the Company.

For purposes of these unaudited pro forma condensed combined financial statements, the estimated purchase price paid by the Company has been allocated to Magnus’ assets acquired and liabilities assumed based on their preliminary fair values as of November 4, 2014 as follows (in thousands):

Property and equipment	$11,500
Working capital	14,362
Goodwill and other intangible assets	13,000
Other assets and liabilities—net	(195)

Estimated purchase price at fair value	$38,667

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

2. Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements correspond to the following descriptions (numbers in thousands):

No cash or debt was acquired in the transaction and adjustments to remove the Magnus historical balances as of the pro forma balance sheet has been included. In addition, the real estate that was owned by Magnus prior to acquisition was not acquired. The balances removed from the Magnus historical financial statements for assets or liabilities not purchased are as follows:

Cash	$569
Property and equipment—net (representing real estate assets not purchased)	5,310
Revolving credit facility	13,033
Current portion of long term debt	2,681
Long term note payable	7,327

(A)	The pro forma adjustment to cash is the result of cash not acquired of $569 plus the $839 of deferred financing fees that were paid to issue the $25 million of senior unsecured notes used to finance the cash payments to the Shareholders in conjunction with this acquisition. The total pro forma adjustment to cash is $1,408.

(B)	The pro forma adjustment to accounts receivable, in progress contract revenues to billings, and investment in joint ventures represent preliminary differences in accounting policies on revenue recognition for construction contracts in process.

(C)	The pro forma adjustment to prepaid and other current assets includes the $839 of deferred financing fees that were paid to issue the $25 million of senior unsecured notes used to finance the cash payments to the Shareholders.

(D)	The pro forma adjustment to property and equipment – net includes an increase of $1,570 to represent the preliminary estimated fair values for the net assets to be acquired. These estimates are preliminary and are subject to change upon completion of the valuation process. In addition, the pro forma adjustment reflects the removal of the historical value of $5,310 for the real estate not purchased. The total pro forma adjustment to property, plant and equipment is $3,740.

(E)	Magnus had no prior goodwill or intangibles. The aggregate estimate of goodwill and other intangible assets that will be established in the purchase price allocation is $13,000. These estimates are preliminary and are subject to change upon completion of the valuation process.

(F)	The pro forma adjustment to accrued expenses represents the amount the September 30, 2014 working capital exceeds the target level of $15,470 established in the Acquisition Agreement and would be owed to the former Shareholders if the acquisition had closed on that date. The final working capital adjustment will be based on the identifiable assets acquired and liabilities assumed as of November 4, 2014 and is subject to change based on information that may be accumulated prior to the final allocation of purchase price.

(G)	The acquisition was funded through cash, the Promissory Note and the Earnout Payment. The $25 million of cash was funded through the issuance of additional senior unsecured notes, and therefore the pro forma includes an adjustment for the new notes. The Promissory Note and the Earnout Payment have a preliminary fair market value as follows and a pro forma adjustment has been added for these balances:

	Face Value	Fair Market Value
Promissory Note	$14,000	$5,680
Earnout Payment	11,400	7,987

The Promissory Note preliminary fair value is impacted by adjustments that are made based upon Minimum EBITDA expectations. The Promissory Note preliminary fair value is presented on the Long Term Note Payable balance sheet line. In addition, a pro forma adjustment was made to remove the historical value of $2,681 of current debt and $7,327 of long term debt not purchased. The total pro forma adjustment to long term note payable is $1,647. The pro forma adjustment to revolving credit facility includes the $13,033 of debt not acquired. The Earnout Payment preliminary fair value is included on the Other Long Term Liabilities balance sheet line.

Subsequent to the acquisition, certain events that result in a change to the contingent payments occurred. No adjustment has been included in the pro forma financial statements for these changes.

(H)	The pro forma adjustment to equity reflects the elimination of Magnus’ historical common stock, accumulated paid in capital, accumulated earnings and noncontrolling interest.

Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

A preliminary review of the accounting policies and presentation of the financial statements of Magnus has been performed to conform to those of the Company. Based on this review, certain amounts included in Magnus’ historical statements of operations have been reclassified to conform with the Company’s accounting policies and presentation of the financial statements. The final results of the complete review of accounting policies and presentation may result in additional differences. There can be no assurances that such finalization will not result in material differences.

(I)	A review of revenue recognition on existing contracts yielded a change in revenue based upon the accounting policies of the Company applied to existing Magnus contracts. The difference is primarily related to the timing of revenue recognition which the Company would have recorded.

(J)	The pro forma adjustment to cost of contract revenues represents the removal of historical depreciation and the recognition of depreciation that would have been recorded on the fair market value of assets purchased.

(K)	The pro forma adjustment to general & administrative expense represents the following:

	For the nine months ended September 30, 2014	For the twelve months ended December 31, 2013
Fair market value of rental payments for real estate not purchased	$216	$288
Estimation of amortization for intangibles established in the purchase	300	5,100

Total pro forma adjustment to general & administrative expense	$516	$5,388

(L)	The pro forma adjustment to interest expense represents the following:

	For the nine months ended September 30, 2014	For the twelve months ended December 31, 2013
Senior unsecured notes at an effective interest rate of 7.375%	$1,383	$1,844
Promissory Note at an effective interest rate of 5%	213	284
Elimination of historical Magnus interest on debt not purchased	(298)	(274)

Total pro forma adjustment to interest expense	$1,298	$1,854

(M)	The pro forma adjustment to income tax provision reflects the impact of Magnus historical net income, as well as the pro forma adjustments at the Company’s effective tax rate of 40.1% and 34.5% for the period ended September 30, 2014 and December 31, 2013, respectively.